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                                   EXHIBIT 5

            OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP.



                               August 24, 2000

iAsiaWorks, Inc.
2000 Alameda de las pulgas, Suite 125
San Mateo, California 94403

          Re: iAsiaWorks, Inc. Registration Statement for Offering
              of an Aggregate of 10,600,000 Shares of Common Stock
              ----------------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to iAsiaWorks, Inc., a Delaware corporation (the "Company") in connection with the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) an initial reserve of 10,000,000 shares of the Company's common stock (the "Shares") authorized for issuance under the Company's 2000 Stock Incentive Plan (the "Incentive Plan") and (ii) an initial reserve of 600,000 Shares authorized for issuance under the Company's Employee Stock Purchase Plan (the "Purchase Plan"), (collectively, the "Plans").

          This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

          We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plans. Based on such review, we are of the opinion that, if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the (a) provisions of option agreements duly authorized under the Incentive Plan and in accordance with the Registration Statement, (b) duly authorized direct stock issuances in accordance with the Incentive Plan and in accordance with the Registration Statement, or (c) duly authorized stock purchase rights granted and exercised under the Purchase Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

          We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

          This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.

                              Very truly yours,

                              /s/ Brobeck, Phleger & Harrison LLP

                              BROBECK, PHLEGER & HARRISON LLP